UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549

                          FORM 8-K

                   CURRENT REPORT PURSUANT
                TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported) November 3, 2005

                    Lifetime Brands, Inc.
   (Exact Name of Registrant as Specified in Its Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

          0-19254                          11-2682486
    (Commission File Number)   (IRS Employer Identification No.)


One Merrick Avenue, Westbury, New York               11590
(Address of Principal Executive Offices)           (Zip Code)

                        516-683-6000
    (Registrant's Telephone Number, Including Area Code)

                             N/A
    (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02.  Results of Operation and Financial Condition

On November 3, 2005, Lifetime Brands, Inc. (the "Company") issued a press release setting forth the Company's third-quarter 2005 earnings. A copy of the Company's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.


Item 9.01.  Financial Statements and Exhibits

  (c)  Exhibits

          99.1      Press Release dated November 3, 2005.





                          Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Brands, Inc.

                    By:       /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  November 3, 2005

                                                Exhibit 99.1

    LIFETIME BRANDS REPORTS RECORD THIRD QUARTER RESULTS

Net Sales Rise 84% to $94.2 Million; Net Income Increases 76%
                       to $4.5 Million

Company Announces Extension and Expansion of its KitchenAid(R)
       License and Raises Financial Guidance for 2005


WESTBURY, N.Y., November 3, 2005 -- LIFETIME BRANDS, INC. (NASDAQ NM: LCUT), a leading designer, developer and marketer of a broad range of nationally branded consumer products used in the home, today announced results for the three months and nine months ended September 30, 2005.

For the third quarter of 2005, net sales were $94.2 million, an increase of 84% from $51.2 million for the same period of 2004. Excluding approximately $29 million in net sales attributable to the Pfaltzgraff businesses that Lifetime acquired in July 2005, net sales for the quarter rose 27% to $65.2 million. The Company acquired certain tabletop businesses from Salton, Inc. in September 2005. The Company recorded no sales attributable to these businesses in the quarter.

The Company reported net income of $4.5 million, a 76% increase over net income of $2.6 million earned in the third quarter of 2004. On a diluted per share basis, net income rose to $0.40 per share from $0.23 per share for the same period last year.

Net sales for the nine months ended September 30, 2005 totaled $183.5 million compared to $121.4 million for the same period in 2004, representing a 51% increase. Excluding the net sales attributable to Pfaltzgraff, net sales for the first nine months of 2005 rose 27% to $154.5 million. Net income for the nine months ended September 30, 2005 was $6.9 million, or $0.61 per diluted share, compared to $3.1 million, or $0.28 per diluted share, for the same period in 2004.

Jeffrey Siegel, Chairman, President and Chief Executive Officer, commented, "Our third-quarter results were driven by excellent growth across all of the Company's major product categories. We achieved particularly strong gains in cutlery through the continuing rollout of KitchenAid(R) cutlery and increased retail placement of our expanded line of Farberware(R) cutlery. Our kitchenware category also provided us with robust growth, reflecting the increased distribution of our KitchenAid(R) tools and gadgets. In addition, our bakeware category performed well, led by increased sales of silicone bakeware under the KitchenAid(R) and Roshco(R) brands.

"The integration of the Pfaltzgraff and Salton businesses is proceeding smoothly and on schedule. The recent New York Table Top Show(R) provided us an opportunity to showcase over 90 new items and patterns within our collection of tabletop brands, which now include Atlantis(R), Block(R), Calvin Klein(R), Farberware(R), Joseph Abboud Environments(R), Kathy Ireland(R), Nautica(R), Pfaltzgraff(R), Retroneu(R), Sabatier(R), Sasaki(R) and Stiffel(R)."

"I am also very pleased to announce that Lifetime Brands has again broadened its partnership with Whirlpool Corporation by expanding the scope of our KitchenAid(R) license. Our new agreement with Whirlpool expands the covered products to include sinkware, pantryware and spices, and extends the term of the license through December 31, 2009."

"On October 31, 2005, we filed a Registration Statement with the Securities and Exchange Commission in connection with a proposed public offering of 2,500,000 shares of common stock, consisting of 1,500,000 primary shares and 1,000,000 secondary shares."

"As a result of these positive developments and our outlook for the remainder of the year, we are raising our financial guidance for 2005. We now expect net sales to total approximately $297 million to $304 million, rather than $290 million to $300 million as we forecasted in August 2005. We now expect earnings per share to be approximately $1.17 to $1.22, pro forma assuming a sale of 1,500,000 primary shares on December 1, 2005, rather than $1.05 to $1.15, which amounts did not include an adjustment to reflect the additional shares we now expect to be outstanding at year-end."

Lifetime has scheduled a conference call Thursday, November 3, at 11:00 a.m. Eastern time to discuss third-quarter 2005 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Wednesday, November 9, and can be accessed by dialing (706) 645-9291, conference ID #1862532. A live webcast of the call will be broadcast at the Company's web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime is a leading designer, marketer and distributor  of
kitchenware,  tabletop  accessories,  cutlery  and   cutting
boards, bakeware, and pantryware and spices, marketing its products under various trade names, including Pfaltzgraff(R), KitchenAid(R), Farberware(R), Cuisinart(R), Sabatier(R), Calvin Klein(R) and Hoffritz(R). Lifetime's products are distributed through most major retailers in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

COMPANY CONTACT:                          INVESTOR RELATIONS:
Robert McNally                            Harriet Fried
Chief Financial Officer                   Lippert/Heilshorn &
(516) 683-6000                             Associates, Inc.
                                          (212) 838-3777 or
                                          hfried@lhai.com


                    LIFETIME BRANDS, INC.
                      INCOME STATEMENT
              (in 000's, except per share data)

                          Three Months Ended
                            September 30,
                             (Unaudited)
                                                   %
                           2005        2004     Increase
Net  Sales               $ 94,245   $ 51,241      83.9%
Cost of Sales              53,109     30,553      73.8%
Distribution Expenses      10,248      6,029      70.0%
SG&A                       22,672     10,112     124.2%

Income from Operations      8,216      4,547      80.7%

Interest Expense              912        268     240.3%
Other (Income)               (13)       (14)

Income Before Taxes         7,317      4,293      70.5%

Tax Provision               2,780      1,709      62.8%

       Net Income        $  4,537   $  2,584      75.6%

Diluted Earnings Per
 Share from Net Income      $0.40      $0.23
Weighted Average Shares    11,319     11,281

                    LIFETIME BRANDS, INC.
                      INCOME STATEMENT
              (in 000's, except per share data)

                          Nine Months Ended
                            September 30,
                             (Unaudited)
                                                   %
                           2005        2004     Increase
Net  Sales              $ 183,516   $ 121,399     51.2%
Cost of Sales             104,968      71,396     47.0%
Distribution Expenses      22,171      16,406     35.1%
SG&A                       43,911      27,904     57.4%

Income from Operations     12,466       5,693    119.0%

Interest Expense            1,402         536    161.6%
Other (Income)               (39)        (45)

Income Before Taxes        11,103       5,202    113.4%

Tax Provision               4,220       2,070    103.9%

       Net Income      $    6,883   $   3,132    119.8%

Diluted Earnings Per
 Share from Net Income      $0.61       $0.28
Weighted Average Shares    11,290      11,217


                    LIFETIME BRANDS, INC.
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                 September 30,   September 30,
                                    2005             2004
 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents       $      105   $      689
   Accounts receivable, net            48,594       31,067
   Merchandise inventories            121,973       64,053
   Prepaid expenses and other
    current assets                     12,137        8,604
      TOTAL CURRENT ASSETS            182,809      104,413

 PROPERTY AND EQUIPMENT, net           28,861       19,727
 INTANGIBLES, net                      32,954       30,194
 OTHER ASSETS                           2,574        2,213
      TOTAL ASSETS                 $  247,198   $  156,547


 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings           $   82,200   $   27,200
   Accounts payable and accrued
    expenses                           48,154       26,689
   Income taxes payable                 5,855        4,335
      TOTAL CURRENT LIABILITIES       136,209       58,224

 DEFERRED RENT & OTHER LONG TERM
  LIABILITIES                           2,160        1,800
 DEFERRED INCOME TAX LIABILITIES        4,759        3,688
 LONG TERM DEBT                         5,000        5,000

 STOCKHOLDERS' EQUITY                  99,070       87,835
      TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY              $  247,198   $  156,547